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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-61333, 33-60366, and 33-75746) of JLG
Industries, Inc. of our report dated February 23, 1999 relating to the consolidated financial statements of Gradall Industries, Inc. and its subsidiaries at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which appears in the Current Report on Form 8-K/A of JLG Industries, Inc. dated August 31, 1999.





                         /s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
August 31, 1999